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                                                                    EXHIBIT 99.2



        THE SHAW GROUP INC. CLOSES $253 MILLION SENIOR NOTES OFFERING AND
                     $250 MILLION REVOLVING CREDIT FACILITY


Baton Rouge, Louisiana, March 17, 2003 - The Shaw Group Inc. (NYSE: SGR) ("Shaw" or "the Company") today announced that it has closed its private offering of $253 million face amount, 10.75 percent senior notes due 2010. Simultaneous with the closing of this transaction, the Company also completed the renewal of its $250 million revolving credit facility.

The co-lead arrangers of the revolving credit facility were Credit Lyonnais and Credit Suisse First Boston. Credit Lyonnais also acted as book-runner.

The Company intends to use the net proceeds of the senior notes offering to purchase $384.6 million of its outstanding Liquid Yield Option(TM) Notes due 2021 (Zero Coupon - Senior) (the "LYONs") in its previously announced tender offer. In connection with the tender offer, Shaw filed Amendment No. 1 to its Schedule TO with the Securities and Exchange Commission on March 14, 2003, disclosing additional information including the change of the expiration time for the tender offer to 4:15 p.m. on Wednesday, March 26, 2003 from 4:00 p.m. on Wednesday, March 26, 2003.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities. The securities offered have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be offered or sold in the United States absent

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registration or an applicable exemption from the registration requirements of the Securities Act.

This announcement is also not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities, with respect to any LYONs. The offer to purchase LYONs may only be made pursuant to the terms of Shaw's Offer to Purchase and the accompanying Letter of Transmittal.

For more information, please contact Christine Mollere, Vice President of Corporate Communications at 225-932-2500.


The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management "believes," "expects," "anticipates," "plans," or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements Except for its obligations under Rule 13e-4(c)(3) and Rule13e-4(e)(3) of the Securities Exchange Act of 1934, as amended, to disclose any material changes in the information previously disclosed to holders of LYONs, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in Section 14-"Certain Significant Considerations" of the Offer to Purchase filed as an exhibit to the Company's Schedule TO filed with the SEC on February 26, 2003 relating to its tender offer, the "Risk Factors" described in Item 7- "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Company's annual report on Form 10-K for the fiscal year ended August 31, 2002 and on the Company's web-site under the heading "Forward Looking Statement". These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis visit our web site at www.shawgrp.com.